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                                                                     EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                           AVCO ABS RECEIVABLES CORP.

                             (A Nevada corporation)

                                    ARTICLE I
                                     OFFICES

1.  OFFICE.

The office of the corporation shall be located in the State of Nevada or such other location as the Board of Directors may determine.

2.  ADDITIONAL OFFICES.

The corporation may also have offices and places of business at such other places, within or without the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

1.  CERTIFICATES REPRESENTING SHARES.

Certificates representing shares shall set forth thereon the statements prescribed by any applicable provision of law and shall be signed by the Chairman of the Board of Directors, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

A certificate representing shares shall not be issued until the full amount of consideration
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therefor has been paid except as the Nevada Private Corporations Law may otherwise permit.

No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount upon such terms and secured by such surety as the Board of Directors may in its discretion require.

2.  FRACTIONAL SHARE INTERESTS.

The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Nevada Private Corporations Law which shall entitle the holder in proportion to the holder's fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

3.  SHARE TRANSFERS.

Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4.  RECORD DATE FOR SHAREHOLDERS.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors


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fix a new record date under this paragraph for the adjourned meeting.

MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Nevada Private Corporations Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

5.  MEETINGS.

TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors; provided, however, that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Nevada Private Corporations Law confers the right to fix the date upon shareholders.

PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of Nevada.

CALL. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting or by the President. Special meetings may be called in like manner except when the directors are required by the Nevada Private Corporations Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The notice of all meetings shall be in writing, shall state the place, date, and hour of the meeting, and shall state the name and capacity of the person issuing the same. The notice for a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting need not state the purpose or purposes for which the meeting is called. If the directors shall adopt, amend, or repeal a By-Law regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by the Nevada Private Corporations Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive


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payment for their shares, the notice shall include a statement of that purpose and to that effect, together with a copy of the Nevada Private Corporations Law or an outline of its terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten days nor more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at such shareholder's record address or at such other address which such shareholder may have furnished by notice in writing to the Secretary of the corporation. If a meeting is adjourned to another time or place, and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, before or after the meeting. The attendance of a shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by such shareholder.

SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by any one of the following officers -- the Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in such person's absence, an Assistant Secretary, shall act as Secretary of the meeting, but if neither the Secretary nor Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary of the meeting.

PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for such shareholder by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or such shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Nevada Private Corporations Law.

INSPECTORS OF ELECTION. The directors, in advance of any meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and, on the request of any shareholder shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting


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by the person presiding thereat. Each inspector, if any, before entering upon the discharge of the duties of such office, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person's ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by the inspector or inspectors.

QUORUM. Except for a special election of directors pursuant to the Nevada Private Corporations Law, and except as herein otherwise provided, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Nevada Private Corporations Law prescribes a different proportion of votes.

6.  SHAREHOLDER ACTION WITHOUT MEETINGS.

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting, on written consent, setting forth the action so taken, signed by the holders of all shares entitled to vote thereon.

                                   ARTICLE III
                               BOARD OF DIRECTORS

1.  FUNCTIONS AND DEFINITIONS.

The business of the corporation shall be managed by its Board of Directors. The word "director" means any member of the Board of Directors. The use of the phrase "entire Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.  QUALIFICATIONS AND NUMBER.

Each director shall be at least eighteen years of age. A director need not be a shareholder, a


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citizen of the United States, or a resident of the State of Nevada.

The Board of Directors shall consist of three persons or such other number as may be fixed from time to time by action of the directors or of the shareholders; provided, however, that the number must be at least the lesser of three (3) or the number of shareholders of the corporation. The number of directors may be increased or decreased by action of directors or shareholders, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent directors.

3.  ELECTION AND TERM.

Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

4.  MEETINGS.

TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

PLACE. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by the President, a Vice President, the Secretary, an Assistant Secretary or a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Notice of the time and place of special meetings shall be given to each director orally or by mailing prior to the meeting. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the


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entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise provided herein or in any applicable provision of law, the vote of a majority of the directors present at the time of the vote at a meeting of the Board, if a quorum is present at such time, shall be the act of the Board.

CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any other director chosen by the Board, shall preside.

5.  REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause or without cause by the shareholders. Any of the directors may be removed for cause by the Board of Directors.

6.  COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution passed by a majority of the entire Board, designate from their number three or more directors to constitute an Executive Committee which shall possess and may exercise all the powers and authority of the Board of Directors in the management of the affairs of the corporation between meetings of the Board (except to the extent prohibited by applicable provisions of the Nevada Private Corporations Law) and/or designate any number of directors to constitute such other committee or committees, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All such committees shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

7.  CONFERENCE TELEPHONE.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Such participation shall constitute presence in person at such meeting.

8.  ACTION IN WRITING.


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Any action required or permitted to be taken at any meeting of the Board of
Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the resolution and the written consents thereto are filed with the minutes of the proceedings of the Board or committee.

                                   ARTICLE IV
                                    OFFICERS

1.  EXECUTIVE OFFICERS.

The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be denominated "Executive Vice President", "Senior Vice President" or other variations thereof), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary; provided, however, that when all of the issued and outstanding shares of the corporation are owned by one person, such person may hold all or any combination of offices.

2.  TERM OF OFFICE; REMOVAL.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next meeting of shareholders and until such officer's successor has been elected and qualified. The Board of Directors may remove any officer for cause or without cause.

3.  AUTHORITY AND DUTIES.

All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4.  THE PRESIDENT.

The President shall be the chief executive officer of the corporation. Subject to the direction and control of the Board of Directors, such person shall be in general charge of the business and affairs of the corporation.

5.  VICE PRESIDENTS.

Any Vice President that may have been appointed, in the absence or disability of the President shall perform the duties and exercise the power of the President, in the order of their seniority,


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and shall perform such other duties as the Board of Directors shall prescribe.

6.  THE SECRETARY.

The Secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

7.  THE TREASURER.

The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the corporation.

                                    ARTICLE V
                                BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and any committee which the directors may appoint, and shall keep at the office of the corporation in the State of Nevada or at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the date when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE VI
                                 CORPORATE SEAL

The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.


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                                   ARTICLE VII
                                   FISCAL YEAR

The fiscal year of the corporation shall be as fixed by the Board of Directors.

                                  ARTICLE VIII
                              CONTROL OVER BY-LAWS

The shareholders entitled to vote in the election of directors or the directors upon compliance with any statutory requisite may amend or repeal the By-Laws and may adopt new By-Laws, except that the directors may not amend or repeal any By-Law or adopt any new By-Law, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. By-Laws adopted by the incorporators or directors may be amended or repealed by the said shareholders.

                                   ARTICLE IX
                                 INDEMNIFICATION

1. The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal or investigative (a "proceeding"), including an action by or in the right of the corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that such person, his or her testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

2. The termination of any such civil or criminal proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director of officer did not act, in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that such person had reasonable cause to believe that his or her conduct was unlawful.


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3. For the purpose of this Article, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

4. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Nevada Private Corporations Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

5. Any determination as to whether a person has met an applicable standard of conduct shall be made in accordance with the provisions of the Nevada Private Corporations Law.

6. If a claim for indemnification under this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct prescribed hereunder, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in the Nevada Private Corporations Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. The corporation is authorized to provide for such additional indemnification by (a) a


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resolution of shareholders, (b) a resolution of directors, or (c) an agreement providing for such indemnification.

8. Notwithstanding any provision hereof, no indemnification shall be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

9. If any provision of this Article is determined to be unenforceable in whole or in part, such provision shall nonetheless be enforced to the fullest extent permissible, it being the intent of this Article to provide indemnification to all persons eligible hereunder to the fullest extent permitted under law.


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